Exhibit 99.1

       Media 100 Reports Second Quarter 2003 Financial Results;
        Ships Record Number of 844/X Units to End Users in May


    MARLBORO, Mass.--(BUSINESS WIRE)--June 26, 2003--Media 100 Inc. (NASDAQ: MDEA), a leading developer of advanced media systems, today reported financial results for its second quarter ending May 31, 2003.
    Net sales for the second quarter were $5.1 million, versus $6.6 million reported in the second quarter of fiscal 2002. Net sales for the second quarter increased compared to the $4.8 million reported in the first quarter of fiscal 2003 - the second consecutive quarter of revenue growth. On a generally accepted accounting principles (GAAP) basis, the Company reported a net loss of $1.3 million, or $0.10 per share, in the second quarter versus a net loss of $3.7 million, or $0.29 per share, in the second quarter of 2002. Results for the second quarter of fiscal 2003 include a one-time restructuring charge of approximately $214,000.
    During the second quarter the Company grew the installed base of 844/X end-user units by 34% over the first quarter of fiscal 2003. This growth was driven in large part by the delivery of two major new 844/X product advancements--The Version 2.0 Finishing Release and XBLUR--that together represent the largest expansion of 844/X features since first shipments of the system began a year ago.
    In the second quarter of 2003 the Company also secured a $2.5 million investment by Coghill Capital Management, approximately $1 million of which was added to the balance sheet within the quarter. Media 100 is currently seeking stockholder approval for the remaining $1.5 million as required by The Nasdaq Stock Market, Inc. The proceeds of the transaction are planned to provide capital for the continued development and marketing of the Company's 844/X products.
    "Media 100 shipped more 844/X units to end users in May than in any previous month - breaking our previous best monthly mark by over 50%," said John Molinari, president and chief executive officer for Media 100. "This was due in large part to our successful attendance at the NAB tradeshow in Las Vegas where we conducted more than 100 private demonstrations of our new 844/X Version 2 software - dubbed The Finishing Release - and XBLUR - the world's first real-time, multi-stream Gaussian Blur. These significant product advancements, combined with the $2.5 million investment from Coghill Capital Management, put Media 100 in a strong position to drive continued growth."

    Second Quarter 2003 Highlights

    --  The Company announced the 200th 844/X installation;

    -- Total installed 844/X end-user units grew 34% over the first quarter;

    --  The Company began shipments of 844/X Version 2.0 - The
        Finishing Release - in May;

    -- The Company began shipments of XBLUR for 844/X in May, one month earlier than initially announced;

    -- At NAB in April, the Company conducted a technology demonstration of Media 100 iHD, a Mac OS X-based solution that leverages HDX Technology, being developed for 844/X, to deliver unique, resolution-independent HD/SD editing;

    -- Lewis Jaffe, an experienced digital media industry executive, joined the Media 100 Board of Directors;

    -- The Company secured a $2.5 million investment from Coghill Capital Management;

    -- The Company continued to ship 844/X to such flagship customers as Playboy TV and Abbey Road Interactive as well as several local CBS, FOX, WB, UNIVISION and PBS affiliates.

    Forward Looking Guidance

    Given the recent introduction of The Version 2.0 Finishing Release and XBLUR for 844/X, it is difficult to predict the sales levels for the second half of fiscal 2003. However recent expense reduction actions taken by the Company will reduce operating expenses in the third and fourth quarters of fiscal 2003. The Company plans to achieve positive cash flow by the end of fiscal 2003.

    Conference Call Information:

    The Company will host a conference call today at 11:00 a.m. EDT to highlight details of its financial results.

    Date:
    Thursday, June 26, 2003

    Time:
    11:00 a.m. Eastern Daylight Time
    10:00 a.m. Central Daylight Time
    9:00 a.m. Mountain Daylight Time
    8:00 a.m. Pacific Daylight Time

    Dial-In Number:
    800-473-6123 (Domestic)
    973-582-2706 (International)

    For those unable to participate, there will be an audio replay available from June 26, 2003 at 1:00 p.m. EDT through July 9, 2003 at 11:59 p.m. EDT.

    To listen to the audio replay, please dial:

    Domestic: 877-519-4471
    International: 973-341-3080
    Replay Pin code: 4002788

    Additionally, a live Webcast of the conference call will be available at www.media100.com. A replay of the live Webcast will also be available through July 25, 2003 at www.media100.com.

    About Media 100

    Media 100 develops advanced media systems for content design, enabling creative professionals to design highly evocative effects-intensive work all on a personal computer. Creative artists and content design teams around the world use the Company's Emmy Award-winning solutions. Media 100 is headquartered in Marlboro, Massachusetts. For more information, please visit www.media100.com.

    Forward Looking Statements

    This press release includes "forward-looking statements". All statements other than statements of historical fact are statements that could be deemed forward-looking statements. All forward-looking statements in this press release are made based on management's current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Among these factors are changes in overall economic conditions, changes in demand for the Company's products, changes in inventories at the Company's customers and distributors, technological and product development risks, competitors' actions, loss of key customers, order cancellations or reduced bookings, control of costs and expenses, significant litigation, risks associated with acquisitions and dispositions, the raising of additional funds and the dilutive effect to existing stockholders caused by the issuance of equity or convertible debt securities along with the rights, preferences and privileges of the securities being sold that may be superior to those of holders of the Company's common stock, possible future delisting of the Company's common stock by Nasdaq or the transfer to The Nasdaq SmallCap Market (including impairment of the marketability and liquidity of the Company's common stock, the impairment of the Company's ability to raise capital and other risks associated with trading on The Nasdaq SmallCap Market), and risks associated with the Company's international operations. For detailed information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company's filings with the Securities and Exchange Commission, including the Company's most recent Quarterly Report on Form 10-Q. The Company does not undertake any obligation to update forward-looking statements made herein.

    Media 100, 844/X and i are registered trademarks and XBLUR and HDX Technology are trademarks of Media 100 Inc. All other products and brand names are trademarks or registered trademarks of their respective holders.


                    MEDIA 100 INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS

                                          Three Months Ended
                                            As a               As a
(in thousands, except per        May 31,   Percent   May 31,  Percent
share data)                       2003     of Sales   2002    of Sales

Net sales:
   Products                      $3,869      75.4%   $5,079      77.2%
   Services                       1,263      24.6%    1,500      22.8%
Total net sales                   5,132     100.0%    6,579     100.0%

Cost of sales                     2,489      48.5%    3,387      51.5%

   Gross profit                   2,643      51.5%    3,192      48.5%

Operating expenses:
   Research and development       1,789      34.9%    2,559      38.9%
   Selling and marketing          1,591      31.0%    2,716      41.3%
   General and administrative       541      10.5%    1,427      21.7%
   Amortization and write-off
    of intangible assets              -       0.0%      273       4.1%
   Accelerated depreciation           -       0.0%      215       3.3%
   Restructuring charge             214       4.2%        -       0.0%
        Total operating
         expenses                 4,135      80.6%    7,190     109.3%

Operating loss                   (1,492)    -29.1%   (3,998)    -60.8%

Interest income, net                 12       0.3%       37       0.6%

Other income                        180       3.5%      270       4.1%

Loss before benefit from
 incomes taxes                   (1,300)    -25.3%   (3,691)    -56.1%

Benefit from income taxes             -       0.0%        -       0.0%

Net loss                        ($1,300)    -25.3%  ($3,691)    -56.1%
Loss per share:

Basic                            ($0.10)             ($0.29)

Diluted                          ($0.10)             ($0.29)

Weighted average common shares
 outstanding:

Basic                            13,084              12,784

Diluted                          13,084              12,784



                    MEDIA 100 INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS

                                            Six Months Ended
                                            As a               As a
(in thousands, except per        May 31,   Percent  May 31,   Percent
share data)                       2003     of Sales   2002    of Sales

Net sales:
   Products                      $7,426      74.8%   $7,931      71.6%
   Services                       2,503      25.2%    3,146      28.4%
Total net sales                   9,929     100.0%   11,077     100.0%

Cost of sales                     4,951      49.9%    5,872      53.0%

   Gross profit                   4,978      50.1%    5,205      47.0%

Operating expenses:
   Research and development       3,562      35.9%    5,126      46.3%
   Selling and marketing          3,056      30.8%    4,964      44.8%
   General and administrative     1,186      11.9%    2,534      22.9%
   Amortization and write-off
    of intangible assets              -       0.0%      765       6.9%
   Accelerated depreciation           -       0.0%      849       7.7%
   Settlement of litigation           -       0.0%      924       8.3%
   Restructuring charge             214       2.2%        -       0.0%
        Total operating
         expenses                 8,018      80.8%   15,162     136.9%

Operating loss                   (3,040)    -30.7%   (9,957)    -89.9%

Interest income, net                 36       0.4%      115       1.0%

Other income                        352       3.6%      187       1.8%

Loss before benefit from
 incomes taxes                   (2,652)    -26.7%   (9,655)    -87.1%

Benefit from income taxes             0       0.0%     (102)     -0.9%

Net loss                        ($2,652)    -26.7%  ($9,553)    -86.2%

Loss per share:

Basic                            ($0.20)             ($0.75)

Diluted                          ($0.20)             ($0.75)

Weighted average common shares
   outstanding:

Basic                            13,061              12,710

Diluted                          13,061              12,710



                    MEDIA 100 INC. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS

                                                 May 31,  November 30,
(in thousands)                                    2003        2002

ASSETS:

Current assets:
   Cash, cash equivalents and
   securities                                     $2,802       $4,699
   Restricted cash                                   250        3,184
   Accounts receivable, net                        2,407        2,435
   Inventories,net                                 1,195        2,447
   Prepaid expenses and other current assets         782          516
   Total current assets                            7,436       13,281

Property and equipment, net                        1,517        1,870

Intangible assets, net                               124          145

Total assets                                      $9,077      $15,296


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                 $973       $1,295
   Accrued expenses                                2,950        5,588
   Deferred revenue                                2,887        4,504
   Total current liabilities                       6,810       11,387

Series A convertible preferred stock               1,045            -

Stockholders' equity:
   Common stock                                  218,527      218,449
   Treasury stock                                    (78)         (78)
   Accumulated deficit                          (216,971)    (214,319)
   Accumulated other comprehensive loss             (256)        (143)
   Total stockholders' equity                      1,222        3,909

Total liabilities and stockholders' equity        $9,077      $15,296


    CONTACT: Media 100 Inc.
             Steve Shea, 508/263-5200
             sshea@media100.com
             or
             KCSA Worldwide
             Evan Smith, CFA, 212/896-1251
             esmith@kcsa.com